                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12


                                LANTE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5) Total fee paid:

     ---------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3) Filing Party:

     ---------------------------------------------------------------------------
     (4) Date Filed:

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

                                    [LOGO]

  LANTE
600 West Fulton Street, Suite 400
Chicago, Illinois 60661

                                                                 April 22, 2002

Dear Stockholder:

    On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of stockholders of Lante Corporation to be held at the offices of Jenner & Block, LLC, One IBM Plaza, 330 North Wabash, 40th Floor, Chicago, Illinois, on May 23, 2002 at 1:00 p.m., Chicago time. The formal notice of the Annual Meeting appears on the following page.

    The attached notice of Annual Meeting and proxy statement describe the matters that we expect to be acted upon at the Annual Meeting. The principal business to be conducted will be the election of two directors and the ratification of the appointment of our independent auditors.

    Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign and date the enclosed proxy or voting instruction card and promptly return it in the enclosed envelope. If you sign and return your proxy or voting instruction card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the proxy statement.

    We look forward to seeing you on May 23, 2002, and urge you to promptly complete and return your proxy or voting instruction card. Thank you for your continued support of Lante Corporation.

                               Sincerely,

                               /s/ C. Rudy Puryear

                               C. Rudy Puryear
                               President and Chief Executive Officer

                                    [LOGO]

LANTE

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 2002

                               -----------------

To the Stockholders of Lante Corporation:

    The Annual Meeting of stockholders of Lante Corporation will be held at 1:00 p.m., Chicago time, on May 23, 2002, at the offices of Jenner & Block, LLC, One IBM Plaza, 330 North Wabash, 40th Floor, Chicago, Illinois, for the following purposes:

       (1) to elect two Class II directors to our Board of Directors;

       (2) to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors; and

       (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on March 29, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                               By order of the Board of Directors,

                               /s/ John Kraft
                               John C. Kraft
                               Chairman of the Board of Directors

Chicago, Illinois
April 22, 2002

    All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please promptly mail your proxy or voting instruction card in the enclosed envelope.

                               TABLE OF CONTENTS

   Questions and Answers About the Proxy Materials and the Annual Meeting  1

   Proposal 1--Election of Directors.....................................  4

      Nominees...........................................................  4

      Other Directors....................................................  5

      About the Board of Directors and its Committees....................  6

   Executive Officers....................................................  7

   Report of the Compensation Committee of the Board of Directors........  8

   Executive Compensation................................................  9

   Certain Relationships and Related Transactions........................ 15

   Security Ownership of Management and Principal Stockholders........... 16

   Report of the Audit Committee of the Board of Directors............... 18

   Proposal 2--Ratification of Independent Auditors...................... 19

   Additional Information................................................ 19

                               Lante Corporation
                       600 West Fulton Street, Suite 400
                            Chicago, Illinois 60661
                                (312) 696-5000

                               -----------------

                                PROXY STATEMENT

                               -----------------

   The accompanying proxy is solicited by our Board of Directors for use at the Annual Meeting of stockholders to be held at 1:00 p.m., Chicago time, May 23, 2002, at the offices of Jenner & Block, LLC, One IBM Plaza, 330 North Wabash, 40th Floor, Chicago, Illinois, and at any adjournments or postponements of the Annual Meeting. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about April 22, 2002.

                             QUESTIONS AND ANSWERS
               ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these       These proxy materials relate to our 2002 Annual
proxy materials?               Meeting of stockholders to be held on May 23,
                               2002 and any adjournment or postponement of that meeting. As a stockholder of Lante on the record date for the meeting, you are invited to attend the meeting and are entitled and requested to vote on the proposals described in this proxy statement. We are sending these proxy materials to you because our Board of Directors realizes that many stockholders cannot attend the meeting in person, and is therefore soliciting your proxy to vote your shares at the meeting. The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process and certain other disclosures required by the federal securities laws. Although it is not part of the proxy materials, we are also enclosing our annual report for the year ended December 31, 2001, which contains financial and other information about us.

What proposals are scheduled   You will be asked to vote on the election of two
to be voted on at the          Class II directors to our Board of Directors and
meeting?                       the ratification of the appointment of
                               PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2002.
                               By execution of the proxy card you will also grant to C. Rudy Puryear, William J. Davis and
                               Scott M. Smaller and each of them, with full power of substitution, discretionary authority to vote your shares on any other proposals that may properly come before the Annual Meeting.

Who is entitled to vote?       Holders of shares of common stock outstanding on
                               our books at the close of business on March 29, 2002, the record date for the meeting, may vote those shares at the meeting. At that time, there were 36,902,620 shares of our common stock outstanding. These shares include shares held directly by you as stockholder of record and shares held for you as beneficial owner through a broker, bank or other nominee. Each share of common stock that you own as of the record date entitles you to one vote.

What is the difference         Most of our stockholders hold their shares as
between holding shares as a    beneficial owner through a broker, bank or other
stockholder of record and as   nominee rather than directly in their own name.
a beneficial owner?            The following summarizes some differences
                               between shares held of record and those owned beneficially.

                               . Stockholders of record--if your shares are
                                 held directly in your name with our transfer agent, LaSalle Bank N.A., you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting or to grant your voting proxy to us as explained in these materials.

                               . Beneficial owner--if your shares are held in a
                                 stock brokerage account or by a bank or other nominee (sometimes referred to as being held in "street name"), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

How do I vote?                 You may sign and date each proxy or voting
                               instruction card you receive and return it in the envelope provided, or you may attend the Annual Meeting and cast your vote in person. If you sign and return your proxy or voting instruction card without specifying your choices, your shares will be voted for the two nominees for director and in favor of ratifying
                               PricewaterhouseCoopers LLP as our independent auditors.

What constitutes a quorum?     The presence at the Annual Meeting, in person or
                               by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter.
                               Directions to withhold authority to vote for any director, abstentions and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Annual Meeting may be adjourned.

What vote is required to       With respect to the election of directors, the
approve the proposals and      two nominees who receive the greatest number of
how will withholding           "FOR" votes cast at the Annual Meeting (in
authority, abstentions and     person or by proxy) will be elected as
broker non-votes affect        directors. As a result, withholding your
voting results?                authority to vote for any nominee,
                               abstentions and broker non-votes will not affect the outcome of the election. You will not be permitted to cumulate your votes in the election of directors.

                               Ratification of the appointment of
                               PricewaterhouseCoopers LLP as our independent auditors requires an affirmative vote of the majority of the shares present and entitled to vote (whether by proxy or in person). We will consider abstentions present and entitled to vote with respect to ratification of the appointment of our independent auditors, and therefore they will have the effect of a vote against that proposal. We will not consider broker non-votes present and entitled to vote with respect to ratification of the appointment of our independent auditors, and therefore they will have no effect on voting on that proposal.

How will my shares be voted?   All properly completed and unrevoked proxies
                               that are received prior to the close of voting at the Annual Meeting will be voted in accordance with the specifications made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:

                               (i) FOR the election of the two Class II
                                   nominees to our Board of Directors described in this proxy statement;

                              (ii) FOR the ratification of the appointment of
                                   PricewaterhouseCoopers LLP as our
                                   independent auditors for the year ending
                                   December 31, 2002; and

                             (iii) in accordance with the judgment of the
                                   persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

                               Other than the two proposals described in this proxy statement, we are not aware of any other matters that will be properly presented for consideration at the Annual Meeting.

How will the votes be          Representatives of LaSalle Bank N.A. will
tabulated?                     tabulate the votes of all shares of common stock
                               that are voted by proxy or in person at the Annual Meeting and act as inspectors of election at the Annual Meeting.

Who is soliciting my proxy     The Board of Directors of Lante is soliciting
and paying solicitation        your proxy. Proxies are being solicited by mail
expenses?                      and may be solicited in person, by telephone or
                               by other means by directors, officers and other employees of Lante. All costs related to the solicitation of proxies, including the cost of prepaid envelopes and preparing, printing and mailing this proxy statement, will be borne by Lante. Additionally, Lante will reimburse brokerage firms, dealers, banks, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of Lante common stock. Directors, officers and other employees who participate in soliciting proxies will not receive any compensation from Lante for doing so, other than their usual compensation.

Can I revoke my proxy?         If you are a stockholder of record, you may
                               revoke a previously granted proxy and change your vote at any time before your proxy is voted at the Annual Meeting by (1) delivering written notice of such revocation to the Secretary of the Company, or (2) delivering a later-dated executed proxy card by mail or (3) voting in person at the Annual Meeting. For shares you beneficially hold, you may change your vote by submitting new voting instructions to your broker, bank or nominee.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   Our Board of Directors currently consists of nine directors, classified into three groups of three directors. At the Annual Meeting, two directors of Class II will be elected for a term of three years expiring at our 2005 Annual Meeting of stockholders. Judith Hamilton and C. Rudy Puryear are currently serving as Class II directors. See "Nominees" below. Paul Yovovich, who has served as a director since 1998, has decided not to stand for re-election as a Class II director. After the Annual Meeting, the third Class II director position previously held by Mr. Yovovich will remain vacant until the Board of Directors fills such vacancy or reduces the number of directors that make up our Board of Directors to eight.

   Six of our directors have terms that do not expire in 2002. Those individuals will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified, unless they die, resign or are removed from office prior to that time. See "Other Directors" below.

   If at the time of the Annual Meeting, any nominee is unable or declines to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

                                   NOMINEES

   The nominees for the office of director are:

         Name               Age         Position With Company
         ----               --- --------------------------------------
         Judith Hamilton(1) 57  Director
         C. Rudy Puryear... 50  President, Chief Executive Officer and
                                Director

--------
(1) Member of the compensation committee.

   Judith Hamilton has been a director since March 1999. She has been president and chief executive officer of Classroom Connect, a leader in internet-based curriculum and professional development for kindergarten through high school education, since January 1999. From April 1996 to July 1998, she served as president and chief executive officer of First Floor, Inc., an internet information management company. From July 1992 to December 1995, she was president and chief executive officer of Dataquest, Inc., an information technology research company. Ms. Hamilton also serves as a director of R.R. Donnelley & Sons Company and Artistic Media Partners.

   C. Rudy Puryear has served as our president, chief executive officer and a director since June 1999. Mr. Puryear was Andersen Consulting's global managing partner for e-commerce from September 1997 to June 1999. Mr. Puryear served as Andersen Consulting's managing partner for information technology strategy from March 1991 to September 1997. Prior to his tenure at Andersen Consulting, Mr. Puryear was managing director for Nolan, Norton & Co., an information technology strategy-consulting firm.

   The Board of Directors recommends that stockholders vote FOR both of the nominees for election as Class II directors.

                                OTHER DIRECTORS

   The following persons will continue to serve as our directors after the Annual Meeting.

                                                     Served as     Term
       Name                Age Position with Lante Director Since Expires
       ----                --- ------------------- -------------- -------
       Mark A. Tebbe...... 40       Director            1984       2003

       James E. Cowie (1). 47       Director            1999       2003

       John B. Landry (2). 54       Director            1999       2003

       Paul D. Carbery (2) 40       Director            1999       2004

       John C. Kraft (1).. 60   Chairman of the         1998       2004
                               Board of Directors

       John R. Oltman..... 56       Director            1998       2004

--------
(1) Member of the compensation committee.
(2) Member of the audit committee.

   Mark A. Tebbe, a founder of Lante, served as our president and chief executive officer from inception until June 1999. Mr. Tebbe has also served as a director since our inception, and from June 1999 until January 2002, Mr. Tebbe served as executive Chairman of the Board of Directors. Mr. Tebbe currently serves as a director of several technology-based and not-for-profit corporations.

   James E. Cowie has been a director since June 1999. Mr. Cowie has been a general partner of Frontenac Company, a Chicago-based private equity investing firm, since 1989. Mr. Cowie currently represents Frontenac on the board of directors of divine, inc., an extended enterprise solutions provider.

   John B. Landry has been a director since October 1999. Since 1996, Mr. Landry has served as Managing Partner of Lead Dog Ventures, a private venture capital firm specializing in early stage technology companies. From 1995 to 2001, he also served as vice president of technology strategy for IBM Corporation. Mr. Landry also served as chairman of AnyDay.com, an internet calendar and personal information management company, from February 1999 through June 2000. From March 1996 to January 1999, he also served as chairman of Narrative Communications, an internet based media advertising and direct marketing company. From December 1990 to June 1995, Mr. Landry served as the senior vice president of development and chief technology officer for Lotus Development Corporation, a provider of software products and services. He also serves as a director of GIGA Information Group, a technology market research firm, and MCK Communications, Inc., a voice-over-internet protocol telecommunications company.

   Paul D.Carbery has been a director since June 1999. Mr. Carbery has been a general partner of Frontenac Company, a Chicago-based private equity investing firm, since 1993.

   John C. Kraft has been a director since July 1998 and non-executive Chairman of the Board of Directors since January 2002. Since 1993, Mr. Kraft has been active in consulting and assisting many startup companies, including Modem Media, a provider of interactive marketing and communications, Two Way Communications, a provider of interactive marketing and media services, T-Zero Inc., a producer of software that delivers and manages images to digital point-of-sales displays, and BioSafe Medical Technologies, a developer of innovative technologies to exploit small blood samples for analysis. Prior to 1993, Mr. Kraft was employed for over eighteen years at Leo Burnett, a leader in the advertising industry, most recently as vice chairman.

   John R. Oltman has served on our Board of Directors since 1998, and served as Vice-Chairman of the Board of Directors from 1998-2001. Mr. Oltman has been President of JRO Consulting, Inc. since 1995, in which role he serves as director, advisor and investor in leading technology companies and investment firms. Mr. Oltman also currently serves as director for Exult, Inc. and Evolve Software, Inc. and Chairman and CEO of XOR, Inc.

Mr. Oltman also served, prior to its recent sale, as a director for Premier Systems Integrators, Inc. From February 1996 through August 1997, Mr. Oltman served as Chairman and senior member of the Executive Committee of TSW International, a global leader in asset care software and services. From July 1991 to November 1995, Mr. Oltman served as the Chairman and CEO of SHL Systemhouse, a large provider of client/server systems integration and technology outsourcing. Before joining SHL Systemhouse, Mr. Oltman was worldwide managing partner for Andersen Consulting's system integration and outsourcing business. Mr. Oltman holds a B.S. degree from the University of Illinois and a M.B.A. degree from Northwestern University's Kellogg School of Management.

                ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

   Director Compensation--No compensation is provided to our employees for serving as a director. As Chairman of the Board, John C. Kraft receives a monthly cash fee of $10,000. Otherwise, directors who are not our employees do not receive a cash fee for serving as a director, but are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings. During 2001, pursuant to our 2001 Stock Incentive Plan, we granted 100,000 options to purchase our common stock to John C. Kraft with an exercise price per share equal to the fair market value of our common stock on the grant date.

   Meetings--During the year ended December 31, 2001, the Board of Directors held 15 meetings. During 2001, each of our current directors participated in at least 75% of all of the Board meetings and meetings of the committees on which he or she served.

   Committees of the Board of Directors--The Board of Directors has a standing audit committee and compensation committee, as described below. Our Board does not have a standing nominating committee. The following table shows the current membership of the audit committee and the compensation committee, with the Chairman listed first.

              Audit Committee            Compensation Committee
              ---------------            ----------------------
              Paul Yovovich(1)              James E. Cowie(2)

              Paul D. Carbery               John C. Kraft(3)

              John B. Landry                 Judith Hamilton
--------
(1) Mr. Yovovich has decided not to stand for the re-election at the Annual Meeting.
(2) Mr. Cowie became the Chairman of the Compensation Committee effective April 8, 2002.
(3) Mr. Kraft was the Chairman of the Compensation Committee through April 7, 2002.

Audit Committee

   The audit committee: (1) recommends the independent auditors to the Board of Directors for engagement; (2) reviews the plan, scope and results of the accountants' annual audit; (3) reviews our internal controls and financial management policies with the accountants; (4) reviews several of our internal corporate policies; (5) reviews financial information prior to public disclosure or filing with the Securities and Exchange Commission; and (6) reports to the Board of Directors regarding all of the foregoing. The Audit Committee held four meetings in 2001. See "Report of the Audit Committee of the Board of Directors."

Compensation Committee

   The compensation committee: (1) establishes guidelines and standards relating to the determination of executive and key employee compensation; (2) reviews our executive compensation policies and recommends to the Board of Directors compensation for our executive officers and key employees; and (3) administers the Amended and Restated 1998 Stock Option Plan, the 2000 Stock Purchase Plan and the 2001 Stock Incentive Plan, determining the terms of awards granted pursuant to these plans. The compensation committee held six meetings in 2001. See "Report of the Compensation Committee of the Board of Directors."

                              EXECUTIVE OFFICERS

   The table below identifies our executive officers, other than Mr. Puryear who was previously identified under the section entitled "Nominees".

      Name                 Age                  Position
      ----                 --- -------------------------------------------
      William J. Davis     34  Chief Financial Officer
      W. David Debbs       39  Managing Director
      Karen D. Hamilton    36  Managing Director
      Keith D. Quackenbush 40  Vice President--Global Business Development
      Marvin C. Richardson 39  Managing Director and Chief Technology
                               Officer

   William J. Davis became our Chief Financial Officer in March 2001. From November 1999 to March 2001, he was our controller. From September 1991 to November 1999, Mr. Davis was with PricewaterhouseCoopers LLP, most recently as a senior manager in their technology practice.

   W. David Debbs became a Managing Director in February 2002. From October 2000 to January 2002 he served as Vice President--Implementation Services of Luminant Worldwide Corporation. At Luminant, Mr. Debbs also served as Director of Implementation Services for the Central Region from November 1999 until September 2000. From January 1999 until October 1999, Mr. Debbs served as COO of Align Solutions Corp. From October 1996 until December 1998, Mr. Debbs was Director of System Integration for Align Solutions Corp.

   Karen D. Hamilton became a Managing Director in February 2002. From July 2001 to February 2002, she was a Business Development Director for our West Region. From May 1999 to June 2001, she served as a Business Development Principal for our West Region. From September 1996 to May 1999, Ms. Hamilton was with MCI Systemhouse, Inc., most recently as a Director of Systems Integration.

   Keith D. Quackenbush became a Vice President--Global Business Development in February 2002. From March 2001 to February 2002, he served as COO of Luminant Worldwide Corporation. At Luminant, Mr. Quackenbush also served as Executive Vice President of Implementation Services from October 2000 until March 2001, served as Managing Director, Central Region from January 2000 until September 2000 and led their Central Region since November 1999. From July 1998 until November 1999, Mr. Quackenbush served as Principal in charge of the Houston and Energy Business Units of Align. From August 1993 until July 1998, Mr. Quackenbush was Director of Per-Se Technologies, a provider of software and information system services to the healthcare industry.

   Marvin C. Richardson became a Managing Director in February 2002 and has been our Chief Technology Officer since October 1999. From April 1999 to October 1999, he was Vice President and Chief Technology Officer for EDS E. Solutions. From July 1996 to April 1999, he was Vice President and Chief Technology Officer for MCI Systemhouse, Inc., a network services company. From 1993 to 1995, he was Chief Architect at SHL Systemhouse, a large provider of client/server systems integration and technology.

   Luminant Worldwide Corp. filed for relief under Chapter 11 of the Bankruptcy Code on December 7, 2001. Messrs. Debbs and Quakenbush were executive officers of Luminant at such time.

   The Board of Directors elects executive officers annually and the executive officers, subject to the terms of their employment agreements, serve at the discretion of the Board of Directors. All of our executive officers have employment agreements with Lante. See "Executive Compensation--Employment Agreements" for a description of the employment agreements and severance agreements with our chief executive officer, our other highly compensated executive officers and certain former executive officers of Lante.

   No executive officer or director is related to any other executive officer or director.

   The following Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

   Our compensation committee consists of Messrs. Kraft and Cowie and Ms. Hamilton, all of whom are non-employee directors. Our committee establishes Lante's general compensation policies, and also determines the performance goals and compensation levels for Lante's senior executive officers. The committee also administers the Amended and Restated 1998 Stock Option Plan, the 2000 Stock Purchase Plan and the 2001 Stock Incentive Plan.

   In determining the levels and components of executive compensation, our committee strives to attract, motivate and retain talented and dedicated executive officers by providing them with appropriate cash and equity incentives. To insure that Lante's compensation program is competitive, we periodically confer with independent consultants and review compensation information from other companies in our industry, as well as other companies with whom we compete in hiring employees. The compensation paid to Lante's executive officers is generally composed of a base salary and an annual bonus, as well as stock option grants. We believe that this combination of cash and equity compensation provides an appropriate incentive for executives to achieve long-term value for our stockholders.

Base Salaries

   We strive to pay base salaries at the median of the salaries paid by the benchmark companies in our industry. In determining the base salaries of the executive officers in 2001, we also considered the performance of each executive, the nature of their responsibilities and Lante's general compensation practices. While various executives have signed employment agreements that entitle them to certain base salary levels, we believe that the 2001 salaries fit within the criteria set forth above. Pursuant to the terms of his existing employment agreement, Mr. Puryear, our President and Chief Executive Officer, was paid a salary of approximately $450,000 for 2001.

Annual Bonus

   Other than those executives entitled to specific bonuses pursuant to their employment agreements, annual bonuses for our executive officers are awarded based upon pre-determined individual and company-wide performance criteria, as well as key contributions to Lante's strategic development. Pursuant to the terms of his existing employment agreement, Mr. Puryear received a guaranteed bonus of $125,000 for 2001. The annual incentive awards for the other executives were determined and paid either quarterly or in early 2002.

Stock Options

   We view stock options as an important part of an executive's overall compensation package. We believe that options encourage retention of experienced individuals and create an appropriate incentive to maximize stockholder value. We generally make option grants on the date of hire and then twice per year, at a price equal to the fair market value of the common stock at the time of the grant. In general, each option becomes exercisable in stages beginning one year after its grant date (25%), then in 36 equal monthly installments thereafter. In making stock option grants to executives, we consider a number of factors, including individual performance and responsibilities, Lante's performance during the previous calendar year, achievement of specific goals, and the number and exercise prices of stock options already held by each individual. In addition, in July 2001, certain of our executive officers, including Mr. Puryear, voluntarily participated in Lante's "Pay in Options" Salary Reduction Program in which they received stock options in exchange for foregoing a portion of their salary.

Internal Revenue Code Limits on Deductibility of Compensation

   Federal income tax law prohibits publicly-traded corporations from deducting certain compensation paid to executives that exceeds $1 million during the tax year. However, if compensation is based on the achievement of performance goals that we as the committee set pursuant to plans approved by our stockholders, the compensation is not included in the computation of the limit. Although we may award non-deductible compensation in circumstances where we deem it appropriate, we generally intend for all compensation paid to our executive officers to be tax deductible to Lante pursuant to the Internal Revenue Code.

                        COMPENSATION COMMITTEE MEMBERS
                   John C. Kraft, Chairman (through 4/7/02)
                 James E. Cowie, Chairman (4/8/02 to present)
                                Judith Hamilton

                            EXECUTIVE COMPENSATION

   Compensation Paid and Awarded in 2001, 2000 and 1999. The following table provides information concerning all compensation paid and awarded to (1) our chief executive officer, (2) our four other most highly compensated (based upon combined salary and bonus) executive officers serving at December 31, 2001 whose total salary and bonus exceeded $100,000 during 2001 and (3) two additional individuals who would have been one of our four other most highly compensated executive officers but for the fact that those individuals were no longer serving as executive officers of Lante at the end of 2001 (collectively, the "Named Officers"), for services rendered in all capacities to us for the years ended December 31, 2001, 2000 and 1999.

                          Summary Compensation Table

                                                                             Long-Term
                                                                            Compensation
                                                Annual Compensation            Awards
-                                        -------------------------------    ------------
                                                                             Securities   All Other
                                                             Other Annual    Underlying  Compensation
    Name and Principal Position     Year Salary($) Bonus($) Compensation($) Options (#)      ($)
    ---------------------------     ---- --------- -------- --------------- ------------ ------------
C. Rudy Puryear.................... 2001  451,923  125,000            --        450,000*    37,894(1)
  President and Chief Executive     2000  511,218  250,000            --             --     14,805(1)
    Officer                         1999  251,894  125,000     2,148,000(2)          --         --

John Corsiglia(3).................. 2001  221,154  133,333       195,025(4)  1,390,0000*        --
  Former Chief Operating Officer    2000       --       --            --             --         --
                                    1999       --       --            --             --         --

Marvin C. Richardson(5)............ 2001  213,894       --            --        168,500*        --
  Chief Technology Officer          2000  209,295   62,691            --         15,000         --
                                    1999   13,636       --            --        200,000         --

Thaddeus J. Malik(6)............... 2001  202,530   25,000            --        101,225*        --
  Former Vice President and General 2000  132,788   33,333            --         60,000         --
    Counsel                         1999       --       --            --             --         --

William J. Davis(7)................ 2001  169,928   32,000        36,700(8)     176,500*        --
  Chief Financial Officer           2000  143,141   43,544        58,470(9)       4,500         --
                                    1999    9,545       --            --         60,000         --

                                                                            Long-Term
                                                                           Compensation
                                               Annual Compensation            Awards
-                                       ---------------------------------- ------------
                                                                            Securities   All Other
                                                            Other Annual    Underlying  Compensation
   Name and Principal Position     Year Salary($) Bonus($) Compensation($) Options (#)      ($)
   ---------------------------     ---- --------- -------- --------------- ------------ ------------

Rick Gray (10).................... 2001  197,540   17,000        --           80,000*     152,500(11)
  Former Vice President--Marketing 2000  224,102   41,000        --           25,000           --
                                   1999  200,000   52,500        --               --           --

Glenn Yeffeth (12)................ 2001  155,237   62,500        --               --      137,500(11)
  Former Chief Strategy Officer    2000   10,577       --        --          250,000           --
                                   1999       --       --        --               --           --

--------
 (1) Represents premiums paid by the Company for term life insurance for the benefit of Mr. Puryear.
 (2) Attributable to the difference between the fair value of our common stock and the price paid by Mr. Puryear for 2.4 million shares of our common stock.
 (3) Mr. Corsiglia joined the Company in April 2001 and left the Company in February 2002.
 (4) Represents the amount paid by the Company for Mr. Corsiglia's relocation expenses.
 (5) Mr. Richardson joined the Company in October 1999.
 (6) Mr. Malik joined the Company in April 2000 and left the Company in January 2002.
 (7) Mr. Davis joined the Company as Controller in November 1999. He became the Chief Financial Officer of the Company in March 2001.
 (8) Represents the amount paid by the Company for education expenses.
 (9) Represents $40,000 paid by the Company for Mr. Davis' education expenses and $18,470 paid by the Company for Mr. Davis' relocation expenses.
(10) Mr. Gray left the Company in November 2001.
(11) Represents the amount paid by the Company in connection with the termination of such person's employment with the Company.
(12) Mr. Yeffeth joined the Company in December 2000 and left the Company in July 2001.
--------
* Includes options granted pursuant to the Company's "Pay in Options" program whereby the Named Officers voluntarily elected to forego salary for stock options. See the following table "Option Grants in Last Fiscal Year."

   Option Grants in 2001--The following table provides information as of December 31, 2001 related to option grants to our Named Officers in 2001. We did not grant stock appreciation rights to the Named Officers during 2001.

                       Option Grants in Last Fiscal Year

                                                                             Potential realizable
                                                                               value at assumed
                                                                            annual rates of stock
                                                                            price appreciation for
                                       Individual Grants                       option term (1)
                     ------------------------------------------------------ ----------------------
                                          Percent of
                                         total options  Exercise
                      Number of shares  granted to all  or base
                     underlying options  employees in    price   Expiration
Name                    granted (#)     fiscal year (%)  ($/Sh)     Date      5%($)      10%($)
----                 ------------------ --------------- -------- ----------  -------    ---------
C. Rudy Puryear.....      100,000(2)          1.4         0.95      7/1/10   52,376      129,005
                          350,000(2)          5.0         0.81     12/4/10  156,302      384,978
John Corsiglia(3)...    1,000,000(4)         14.2         1.28     4/23/10  705,700    1,738,173
                          110,000(2)          1.6         0.95      7/1/10   57,614      141,906
                          280,000(2)          4.0         0.81     12/4/10  125,041      307,983
Marvin C. Richardson       25,000(5)            *         1.38      1/1/10   18,952       46,679
                           40,000(4)          1.0         0.88      7/9/10   19,407       47,800
                           22,500(2)            *         0.95      7/1/10   11,785       29,026
                           81,000(2)          1.2         0.81     12/4/10   36,173       89,095
Thaddeus J. Malik(6)       30,000(5)            *         1.38      1/1/10   22,742       56,015
                           50,000(4)          1.0         0.88      7/9/10   24,258       59,750
                           21,225(2)            *         0.95      7/1/10   11,117       27,381
William J. Davis....       15,000(5)            *         1.38      1/1/10   11,371       28,008
                           50,000(4)          1.0         1.31      4/3/10   36,181       89,115
                           25,000(4)            *         0.88      7/9/10   12,129       29,875
                           19,000(2)            *         0.95      7/1/10    9,951       24,511
                           67,500(2)          1.0         0.81     12/4/10   30,144       74,246
Rick Gray(7)........       30,000(4)            *         1.81    12/31/02   29,978       73,838
                           27,500(4)            *         0.88    12/31/02   13,342       32,862
                           22,500(2)            *         0.95    12/31/02   11,785       29,026
Glenn Yeffeth(8)....             --            --           --          --       --           --

--------
*  Less than 1%
(1) Potential realizable value is presented net of the option exercise price, but before any federal or state income taxes associated with exercise, and is calculated assuming that the fair market value on the date of the grant appreciates at the indicated annual rates, compounded annually, for the term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our common stock. Actual gains will be dependent on the future performance of our common stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not be achieved.
(2) Options granted pursuant to the Company's "Pay in Options" program whereby the Named Officers voluntarily elected to forego a portion of their salary for stock options. Subject to certain restrictions, these options vest in twelve equal monthly installments after the grant date.
(4) Subject to certain restrictions, 25% of the options vest one year after the grant date, with the remaining options vesting in 36 equal monthly installments thereafter.
(5) Subject to certain restrictions, the options vests in 36 equal monthly installments after the grant date.
(6) Mr. Malik left the Company in January 2002.
(7) Mr. Gray left the Company in November 2001. The expiration date of all of his options was adjusted to 12/31/02 pursuant to his separation agreement with the Company.
(8) Mr. Yeffeth left the Company in July 2001.

   Year-End 2001 Option Values--None of the Named Officers exercised options in 2001. The following table provides information regarding each of the Named Officer's unexercised options at December 31, 2001. There were no stock appreciation rights exercised in, or outstanding as of the end of, 2001.

                         Fiscal Year-End Option Values

                                 Number of
                           Securities Underlying     Value of Unexercised
                          Unexercised Options at    In-The-Money Options at
                            Fiscal Year End (#)     Fiscal Year End ($) (1)
                         ------------------------- -------------------------
   Name                  Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ------------- ----------- -------------
   C. Rudy Puryear......    41,667       408,333      10,833      155,167
   John Corsiglia (2)...    68,750     1,321,250      17,875      122,725
   Marvin C. Richardson.   130,346       253,154       2,438       49,013
   Thaddeus J. Malik (3)    65,544        95,681       3,942       18,077
   William Davis........    45,249       195,751       2,058       38,132
   Rick Gray (4)........   312,291            --     226,988           --
   Glenn Yeffeth (5)....        --            --          --           --

--------
(1) The value per option is calculated by subtracting the exercise price per option from the $1.21 closing price of our common stock on the Nasdaq National Market on December 31, 2001.
(2) Mr. Corsiglia left the Company in February 2002.
(3) Mr. Malik left the Company in January 2002.
(4) Mr. Gray left the Company in November 2001.
(5) Mr. Yeffeth left the Company in July 2001.

   Employment Agreements--We have entered into employment agreements with all of our Named Officers, as described below.

   C. Rudy Puryear. We have entered into an employment agreement with Rudy Puryear, our president and chief executive officer, that provides for a minimum annual base salary of $500,000. Pursuant to his employment agreement, Mr. Puryear received a guaranteed bonus of $125,000 for 2001. In the future, Mr. Puryear may receive an annual bonus in an amount and pursuant to conditions determined by the Board of Directors. Following either voluntary or involuntary termination of his employment, this agreement imposes on Mr. Puryear noncompetition restrictions for six months, nonsolicitation restrictions for two years and confidentiality obligations for three years.

   When he joined the company in 1999, Mr. Puryear purchased from us 2.4 million restricted shares of common stock for $1.345 per share. In connection with this purchase, we loaned Mr. Puryear $3.2 million. In addition, we made a second loan to Mr. Puryear for his personal use in the amount of $2.5 million. As of December 31, 2001, $2,850,237 of principal and accrued interest on the second loan was outstanding. Subject to certain restrictions, principal and accrued interest on this second loan are due upon the earlier of June 30, 2003 or six months from the termination of Mr. Puryear's employment. However, if Mr. Puryear is still employed by the Company on June 30, 2003, then this loan will be forgiven prospectively at the rate of $100,000 per month.

   Mr. Puryear is also entitled to a one-time special bonus pursuant to his employment agreement, payable upon the earliest of (1) six months from the date of termination of employment, (2) June 30, 2003 or (3) the date the accrued interest on the $2.5 million loan is paid in full. On that date, Mr. Puryear is entitled to a bonus equal to $20,833 multiplied by the number of full months of his employment from June 16, 1999 until the accrued interest is paid.

   In January 2002, we repurchased from Mr. Puryear 2,365,500 shares of our common stock, which represented all of the shares he still owned from the 2.4 million restricted shares he purchased from us in 1999.

We repurchased the shares for $1.33 per share, which was the closing price of the company's common stock on the Nasdaq National Market on the effective date of the repurchase. The $3,146,115 repurchase price was paid by reducing the principal and the accrued but unpaid interest on the $3.2 million loan that we made to Mr. Puryear in 1999 to purchase the 2.4 million restricted shares. The remaining $544,920 of principal and accrued interest from that loan was converted into a new promissory note that is due and repayable by Mr. Puryear on the earlier to occur of June 30, 2003 or six months after termination of Mr. Puryear's employment with the company, provided that Mr. Puryear may extend the maturity of the loan for up to one additional year if he is still employed by the Company on June 30, 2003.

   In connection with the repurchase of Mr. Puryear's shares, we also amended certain terms of Mr. Puryear's employment agreement and granted him options to acquire 2.0 million shares of our common stock. The exercise price for these options is also equal to the $1.33 per share Nasdaq closing price of our common stock on the grant date and 1,250,000 of the options were immediately exercisable as of the grant date, with the remaining options vesting monthly over the subsequent twelve months of Mr. Puryear's employment.

   If Mr. Puryear's employment is terminated by us without "cause" as defined in his employment agreement, he is entitled to severance pay equal to one year's base salary plus the current year's target bonus, full vesting of any options to acquire our shares which he received from us, one year of paid insurance, and forgiveness of the $2.5 million loan. Mr. Puryear is also entitled to these severance payments if he terminates his employment for "good reason" pursuant to his employment agreement. All options to acquire our shares that Mr. Puryear receives from us also become fully vested on a change in control.

   We have entered into an amended and restated employment agreement and an executive MBA sponsorship agreement with William Davis, our Chief Financial Officer. Pursuant to the employment agreement, Mr. Davis has assigned to us certain of his rights to inventions that are created during the course of his work for us. In addition, Mr. Davis is subject to nonsolicitation restrictions for the two year period following his termination of employment, as well as confidentiality obligations. Pursuant to the amended and restated employment agreement, if we experience a change in control, the vesting of Mr. Davis' options will be accelerated by 12 months. If Mr. Davis is terminated without "cause" as defined in the amended and restated employment agreement, he will receive 6 months of his base salary, one-half of his then-current target cash bonus for the year and 6 months continuation of company paid health benefits. Pursuant to the executive MBA sponsorship agreement, we have agreed to pay the education expenses for Mr. Davis' participation in an executive MBA program. In order to continue in the program, Mr. Davis must perform his responsibilities for us and maintain a satisfactory grade point average in the program. If Mr. Davis resigns or is terminated for "cause," he will be required to repay a percentage of the education expenses determined by the number of years that he has worked for us after starting the MBA program. Mr. Davis will not be required to repay any of the education expenses if he is terminated without "cause" or if we experience a change of control.

   We have entered into an amended and restated employment agreement with Marvin Richardson, a Managing Director and our Chief Technology Officer. Pursuant to this employment agreement, Mr. Richardson has assigned to us certain of his rights to inventions that are created during the course of his work for us. In addition, Mr. Richardson is subject to nonsolicitation restrictions for the two year period following his termination of employment, as well as confidentiality obligations. Pursuant to the amended and restated employment agreement, if we experience a change in control, the vesting of Mr. Richardson's options will be accelerated by 12 months. If Mr. Richardson is terminated without "cause" pursuant to the amended and restated employment agreement, he will receive 6 months of his base salary, one-half of his then-current target cash bonus for the year and 6 months continuation of company paid health benefits.

   Glenn Yeffeth, Rick Gray, Thad Malik and John Corsiglia each left the Company in July 2001, November 2001, January 2002 and February 2002, respectively. In connection with their departures, each of them executed a severance agreement and release and waiver with us containing mutual releases and covenants-not-to-sue. Messrs. Yeffeth and Gray each received 6 months of base salary and 50% of their target cash bonus for the year in which they left as severance payments. Messrs. Malik and Corsiglia each received 9 months of base salary and 75% of their target cash bonus for the year in which they left as severance payments. Mr. Yeffeth's payments were reduced by the amount of his signing bonus that he received pursuant to his employment agreement, however, he was eligible for a commission payment if he successfully obtained certain business for us. The vesting of certain of Messrs. Gray, Malik and Corsiglia's options were accelerated. Messrs. Gray, Malik and Corsiglia each received 6, 4 and 9 months, respectively, of health benefits. The Company agreed to pay the cost of Mr. Yeffeth's COBRA health care continuation coverage until the earlier of his date of hire by another employer that offered him employee health insurance or January 7, 2002. All of the foregoing individuals remain subject to nonsolicitation and post-termination confidentiality obligations that survived termination of their employment as set forth in their respective employment agreements with the Company. Mr. Corsiglia's non-compete obligation under his employment agreement was shortened to March 31, 2002.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total returns for us, the Nasdaq Stock Market (U.S.) Composite Index and the JP Morgan H&Q Internet 100 Index during the period commencing on February 11, 2000, the date our common stock began trading, and ending on December 31, 2001. The comparison assumes $100 was invested on February 11, 2000 in our common stock, the Nasdaq Market Composite Index and the JP Morgan H&Q Internet 100 Index and assumes the reinvestment of any dividends. The performance graph begins with the closing price of our common stock on February 11, 2000, the effective date of our initial public offering, which was $54.9375.

                                    [CHART]

                                           2/11/00 12/31/00 12/31/01
           ---------------------------------------------------------
           Lante Corporation.............. $100.00  $ 2.84   $ 2.20
           ---------------------------------------------------------
           Nasdaq Stock Market--U.S. Index  100.00   62.49    44.58
           ---------------------------------------------------------
           JP Morgan H&Q Internet 100.....  100.00   41.04    22.98

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In June 2001, we amended our employment agreement with Mr. Tebbe, our executive Chairman at the time, to provide for a minimum annual base salary of $180,000 and an annual bonus based upon his performance. Mr. Tebbe stepped down as our executive Chairman in January 2002, and consequently we are no longer paying him a salary pursuant to his employment agreement. However, Mr. Tebbe continues to serve as a director. Pursuant to his amended employment agreement, he is subject to non-solicitation restrictions for two years and he is entitled to the continuation of health benefits and certain expense reimbursements for a period of five years after the termination of his employment. In addition, after Mr. Tebbe is no longer a director of Lante, the Board of Directors may elect to pay a severance amount to Mr. Tebbe of $360,000. If the Board elects to pay such severance, Mr. Tebbe will be subject to noncompetition restrictions for two years after termination of his association with us. During 2001, Mr. Tebbe voluntarily elected to forego $90,000 of his salary in exchange for options to purchase 297,000 shares of our common stock pursuant to our "Pay for Options" program.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of March 31, 2002, certain information with respect to the beneficial ownership of our common stock by (1) each of our directors, (2) each of the Named Officers, (3) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, and (4) all of our executive officers and directors as a group. Beneficial ownership of shares is determined in accordance with Securities and Exchange Commission rules. Under these rules, beneficial ownership includes any shares that the person can vote or transfer/sell, as well as any shares that the individual has the right to acquire on or before May 30, 2002 (60 days after March 31, 2002) through the exercise of options or other rights. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares disclosed below, and the address of each beneficial owner of more than 5% of our common stock is c/o Lante Corporation, 600 West Fulton, Suite 400, Chicago, Illinois 60661.

                                                                                           Number of Options
                                                                                              Included in
                                                                                           Number of Shares
                                                  Number of Shares    Percent of Shares      Beneficially
                Name and Address                 Beneficially Owned Beneficially Owned (%)       Owned
                ----------------                 ------------------ ---------------------- -----------------
Directors and Named Officers:
Mark A. Tebbe(1)................................     13,317,500              35.8                297,000
C. Rudy Puryear(2)..............................      1,729,166               4.5              1,729,166
Paul D. Carbery(3)..............................      5,391,532              14.6                     --
James E. Cowie(3)...............................      5,391,532              14.6                     --
Judith Hamilton.................................        282,078                 *                 74,583
John B. Landry..................................        730,566               2.0                     --
John C. Kraft(4)................................        875,755               2.4                253,749
John R. Oltman(5)...............................      1,051,804               2.8                 89,166
Paul G. Yovovich................................        764,129               2.1                107,249
John Corsiglia(6)...............................        358,333               1.0                358,333
Marvin C. Richardson............................        220,166                 *                199,339
William J. Davis................................        106,083                 *                103,633
Thaddeus J. Malik(7)............................         66,324                 *                 63,725
Rick Gray(8)....................................        267,527                 *                267,527
Glenn Yeffeth(9)................................         10,000                 *                     --
Five percent stockholders:
Frontenac Company VII LLC(10) `.................      5,391,532              14.6                     --
John Meyer(11)..................................      3,011,301               8.1                175,562
All executive officers and directors as a group:
(14 people)(12).................................     24,509,967              61.6              2,895,073

--------
*   Less than 1%.
 (1) Does not include 335,976 shares of common stock held by the Lante Foundation, a non-profit organization, of which Mr. Tebbe is the vice president and a director. In such capacity, Mr. Tebbe shares voting and investment power with respect to these 335,976 shares. Mr. Tebbe disclaims beneficial ownership of these 335,976 shares. Does not include 2,375,000 shares held by trusts for the benefit of family members of Mr. Tebbe. See Note (11).
 (2) Does not include 80,000 shares in the aggregate held in trusts of which family members of Mr. Puryear are the beneficiaries. Mr. Puryear disclaims beneficial ownership of these 80,000 shares.
 (3) Represents 5,134,456 shares held by Frontenac VII Limited Partnership and 257,076 shares held by Frontenac Masters VII Limited Partnership. Mr. Cowie and Mr. Carbery are each a member of Frontenac Company VII LLC, which is the sole general partner of Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership. As a result, Mr. Cowie and Mr. Carbery may each be deemed to have beneficial ownership of the shares held by Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership. Mr. Cowie and Mr. Carbery each disclaim beneficial ownership of these shares, except to the extent of their pecuniary interests. Based upon a Schedule 13G filed February 5, 2001, there are six members of Frontenac Company VII LLC that may be deemed beneficial owners of these shares in addition to Messrs. Cowie and Carbery.
 (4) Includes 318,006 shares held by Kraft Enterprises Ltd., an entity directly controlled by Mr. Kraft.
 (5) Represents 933,134 shares held by JRO Consulting, Inc., a corporation controlled by Mr. Oltman, and 29,504 shares held by the John R. Oltman Charitable Foundation.
 (6) Mr. Corsiglia left the Company in February 2002.
 (7) Mr. Malik left the Company in January 2002.
 (8) Mr. Gray left the Company in November 2001.
 (9) Mr. Yeffeth left the Company in July 2001.
(10) Includes 5,134,456 shares held by Frontenac VII Limited Partnership and 257,076 shares held by Frontenac Masters VII Limited Partnership. Frontenac Company VII LLC is the sole general partner of both limited partnerships. Based upon a Schedule 13G filed February 5, 2001, there are six individuals that are members of Frontenac Company VII LLC that may be deemed beneficial owners of these shares in addition to Messrs. Cowie and Carbery. The address of Frontenac Company VII LLC is 135 South LaSalle Street, Suite 3800 Chicago, Illinois 60603.
(11) Includes 460,739 shares held by a family limited partnership, of which Mr. Meyer is a general partner and 2,375,000 shares held by trusts for the benefit of family members of Mark Tebbe, of which Mr. Meyer serves as trustee. In such capacity, Mr. Meyer has sole voting and investment power with respect to the shares held by these trusts. Mr. Meyer disclaims beneficial ownership of the 2,375,000 shares held by the trusts for family members of Mr. Tebbe.
(12) See footnotes 1-5 above.

   The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The audit committee assists in the oversight of Lante's financial reporting and accounting processes and internal controls, the performance and independence of Lante's auditors and related matters. The committee operates under a written charter that was adopted by the Board of Directors and was filed with, and attached to, the proxy statement for our 2001 Annual Meeting. The Board of Directors, in its business judgement, has determined that all members of the audit committee are "independent" as defined by the National Association of Securities Dealers' listing standards.

   Management is responsible for Lante's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Lante's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Lante, and we do not serve as accountants or auditors by profession or represent ourselves to be experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on Lante's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that Lante's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Lante's financial statements has been carried out in accordance with generally accepted auditing standards or that Lante's independent accountants are in fact "independent."

   This year, the committee reviewed Lante's 2001 audited financial statements and met with both management and Lante's independent auditors, PricewaterhouseCoopers LLP, to discuss those financial statements. These meetings included sessions at which management was not present. We discussed with PricewaterhouseCoopers LLP the results of its audit and examination of Lante's consolidated financial statements, its evaluation of the company's internal controls and the overall assessment of the quality of Lante's financial accounting and reporting functions. We also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61. PricewaterhouseCoopers LLP also provided to the committee the written disclosures and the letter required by the Independent Standards Board Standard No. 1. The committee discussed with PricewaterhouseCoopers LLP these materials and the firm's independence from Lante.

   Based on these discussions and review, we recommended that the Board of Directors include Lante's audited 2001 consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                            AUDIT COMMITTEE MEMBERS

                          Paul G. Yovovich, Chairman
                                Paul D. Carbery
                                John B. Landry

                                  PROPOSAL 2

                     RATIFICATION OF INDEPENDENT AUDITORS

   At the recommendation of the audit committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Lante's independent auditors for the fiscal year ending December 31, 2002. PricewaterhouseCoopers has been employed to perform this function for Lante since 1999.

   Our By-laws do not require that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board of Directors and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain such independent auditors. Even if the appointment is ratified, the Board of Directors and the audit committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

   Audit Fees--We have been billed a total of approximately $175,000 by PricewaterhouseCoopers LLP, our independent auditors, for professional services rendered in connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2001, its review of unaudited interim financial statements included in the each of our Forms 10-Qs filed during the last fiscal year and accounting consultations regarding generally accepted accounting principles.

   Financial Information Systems Design and Implementation Fees--We have not incurred any fees in connection with financial information systems design and implementation during the fiscal year ended December 31, 2001 by PricewaterhouseCoopers.

   All Other Fees--We have been billed a total of approximately $178,000 for all other services rendered by PricewaterhouseCoopers during the year ended December 31, 2001 that are not set forth above. Fees related to audits and related services other than Lante's consolidated financial statement audit were approximately $77,000, which included benefit plan audits and accounting consultation. Other fees were approximately $101,000 for tax-related services.

   The audit committee considered whether the services rendered by PricewaterhouseCoopers during the fiscal year ended December 31, 2001, other than the services rendered in connection with their audit of Lante's annual financial statements and review of the quarterly financial statements are compatible with maintaining PricewaterhouseCooper's independence.

   It is expected that representatives of PricewaterhouseCoopers will be present at the 2002 Annual Meeting and will be available to respond to questions. Representatives of PricewaterhouseCoopers will be given an opportunity to make a statement if they desire to do so.

   The Board of Directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Lante's independent auditors for 2002.

                            ADDITIONAL INFORMATION

   Section 16(a) Beneficial Ownership Reporting Compliance--Section 16 of the Securities Exchange Act of 1934 requires our officers (as defined under Section
16) and directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of the forms we have received and on written representations from reporting persons that no such forms were required for them, we believe that all Section 16 filing requirements applicable to our officers, directors and 10% beneficial owners were complied with by these persons during 2001.

   Stockholder Proposals for 2003 Annual Meeting--Pursuant to Rule 14a-8 of the Exchange Act, the deadline for submitting a stockholder proposal for inclusion in Lante's proxy statement for the 2003 Annual Meeting is December 23, 2002. The deadline for submitting a stockholder proposal or a nomination for director that is to be brought before the 2003 Annual Meeting is March 8, 2003. Stockholders are also advised to review the Company's By-laws, which contain additional advance notice requirements, including requirements with respect to information that must be contained in such notice.

   Annual Report on Form 10-K--Our 2001 annual report that we have enclosed with this proxy statement contains our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC. Upon the written request of any person who is a stockholder as of the record date and payment of a reasonable fee, which will not exceed our reasonable expenses in providing them, we will provide copies of the exhibits to the Form 10-K. Requests for such materials should be directed to Lante Corporation, 600 West Fulton Street, Suite 400, Chicago, Illinois 60661, Attention: Bill Davis.

                                          By order of the Board of Directors

                                          /s/ John Kraft

                                          John C. Kraft
                                          Chairman of the Board of Directors

Chicago, Illinois
April 22, 2002

                                LANTE CORPORATION
                        600 West Fulton Street, Suite 400
                             Chicago, Illinois 60661

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints C. Rudy Puryear, William J. Davis and Scott M. Smaller and each of them, proxies for the undersigned, with full power of substitution, to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lante Corporation to be held at the offices of Jenner & Block, LLC, One IBM Plaza, 330 North Wabash, 40th Floor, Chicago, Illinois, on Thursday, May 23, 2002, at 1:00 p.m., Chicago time, and at any adjournment or adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. The undersigned stockholder hereby revokes any proxy or proxies previously executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR BOTH NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                              ---------------
 (continued, and to be signed and dated, on reverse side)     | See Reverse |
                                                              |    Side     |
                                                              ---------------





                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                                LANTE CORPORATION
     PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY.


The Board of Directors unanimously recommends that you vote FOR all listed proposals.

1. Election of Class II Directors.           Withhold authority to vote            For all nominees listed
   For both nominees listed below     [_]    for both nominees listed below  [_]   except as marked below  [_]


(Instruction: to withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

         Judith Hamilton                    C. Rudy Puryear

2.   Ratification of PricewaterhouseCoopers LLP as independent auditors for 2002.          For    Against  Abstain
                                                                                           [_]      [_]      [_]

3. Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.


                                       Date ______________, 2002


                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.